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FORM 10-Q FOR THE QUARTER ENDED MARCH 31, 1996                        EXHIBIT 11




                           CARAUSTAR INDUSTRIES, INC.
                       COMPUTATION OF EARNINGS PER SHARE
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

       COMPUTATION OF PRIMARY AND FULLY DILUTED EARNINGS PER COMMON SHARE



                                                                                     Three Months Ended
                                                                                           March 31,
                                                                                    ----------------------
                                                                                     1996           1995
                                                                                    -------        -------
Earnings:

        Net income available to common stock                                        $13,551        $ 9,024
                                                                                    -------        -------

Shares:

        Primary weighted average common shares outstanding                           25,152         25,359
        Stock options                                                                   386            467
                                                                                    -------        -------

        Average primary shares outstanding and equivalents                           25,538         25,826
                                                                                    -------        -------

        Fully diluted weighted average common shares outstanding                     25,152         25,359
        Stock options                                                                   459            467
                                                                                    -------        -------

        Average common shares outstanding and equivalents                            25,611         25,826
                                                                                    -------        -------

Primary earnings per common share:

        Net income                                                                  $  0.53        $  0.35
                                                                                    =======        =======

Fully diluted earnings per common share:

        Net income                                                                  $  0.53        $  0.35
                                                                                    =======        =======
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